Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580			FAX (713) 651-0849
1100 LOUISIANA	SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-1 of EP Energy Corporation (the “Registration Statement”) of the reference to us under the heading “Experts” and our report under the captions “Summary,” “Business,” and “Supplemental Oil and Natural Gas Operations (Unaudited)” and our reserve reports as of September 30, 2013 and December 31, 2012 listed as Exhibits 99.1 and 99.2 to this Registration Statement.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
January 3, 2014

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258